Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Pacific Quest Ventures Corp.

(A Development Stage Company)

2000 Hamilton Street, #943

Philadelphia, PA 19130

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated April 12, 2012 with respect to our audit of the financial statements of Pacific Quest Ventures Corp., as of March 31, 2012 and for the period from inception (February 21, 2012) to March 31, 2012.

/s/ GZTY CPA Group, LLC

________________________________________

GZTY CPA GROUP, LLC

Metuchen, NJ 08840

June 7, 2012